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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         Date of report (Date of earliest event reported): June 19, 2002


                                 Workstream Inc.
               (Exact Name of Registrant as Specified in Charter)

               Canada                             001-15503                                  N/A
  (State or Other Jurisdiction of          (Commission File Number)        (I.R.S. Employer Identification No.)
           Incorporation)

     495 March Road, Suite 300, Ottawa, Ontario, Canada                            K2K-3G1
          (Address of Principal Executive Offices)                               (Zip Code)

                                 (613) 270 0619
              (Registrant's Telephone Number, Including Area Code)

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Item 5. Other Events

                  On June 19, 2002, Workstream Inc. (the "Company") announced strong client wins in its fiscal fourth quarter 2002. The text of the press release relating to such matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.

                  On June 20, 2002, the Company, Icarian, Inc. and Workstream Acquisition, Inc. entered into an Amendment to Agreement and Plan of Merger, a copy of which is attached hereto as Exhibit 2.1, pursuant to which the parties thereto amended the Agreement and Plan of Merger dated May 23, 2002, among the Company, Workstream Acquisition, Inc. and Icarian, Inc. to, among other things, reduce the maximum aggregate number of shares issuable thereunder from 3,300,000 shares to 2,800,000 shares.

                  On June 25, 2002, the Company announced that Workstream USA Inc., a wholly-owned subsidiary of the Company, will be acquiring the assets of PureCarbon Inc. The text of the press release relating to such acquisition is attached hereto as Exhibit 99.2 and incorporated herein by reference and the agreement in connection therewith is attached hereto as Exhibit 2.2 and incorporated herein by reference.



Item 7. Financial Statements and Exhibits

        (c) Exhibits

         Exhibit 2.1 - Amendment to Agreement and Plan of Merger dated June 20, 2002, among Workstream Inc., Icarian, Inc. and Workstream Acquisition, Inc.

         Exhibit 2.2 - Asset Purchase Agreement dated June 24, 2002, between Workstream USA Inc. and PureCarbon, Inc.

         Exhibit 99.1 - Press Release issued on June 19, 2002.

         Exhibit 99.2 - Press Release issued on June 25, 2002.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  WORKSTREAM INC.



Dated June 25, 2002                           By: /s/ Michael Mullarkey
                                                  ------------------------------
                                                  Name: Michael Mullarkey
                                                  Title: Chief Executive Officer




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                                  Exhibit Index


Exhibit 2.1 - Amendment to Agreement and Plan of Merger dated June 20, 2002, among Workstream Inc., Icarian, Inc. and Workstream Acquisition, Inc.

Exhibit 2.2 - Asset Purchase Agreement dated June 24, 2002, between Workstream USA Inc. and PureCarbon, Inc.

Exhibit 99.1 - Press Release issued on June 19, 2002.

Exhibit 99.2 - Press Release issued on June 25, 2002.